February 26, 2026 Registration Statement Nos. 333-270004 and 333-270004-01; Rule 424(b)(2)
Pricing supplement to product supplement no. 4-I dated April 13, 2023, the prospectus and prospectus supplement, each dated April 13, 2023, and the prospectus addendum dated June 3, 2024
JPMorgan Chase Financial Company LLC
Structured Investments
$1,544,000
Auto Callable Contingent Interest Notes Linked to the Lesser
Performing of the iShares® Bitcoin Trust ETF and the
iShares® Ethereum Trust ETF due March 3, 2031
Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
• The notes are designed for investors who seek a Contingent Interest Payment with respect to each Review Date for which the closing price of one share of each of the iShares® Bitcoin Trust ETF and the iShares® Ethereum Trust ETF,
which we refer to as the Funds, is greater than or equal to 60.00% of its Initial Value, which we refer to as an Interest
Barrier.
• The notes will be automatically called if the closing price of one share of each Fund on any Review Date (other than the first through eleventh and final Review Dates) is greater than or equal to its Call Value.
• The earliest date on which an automatic call may be initiated is February 26, 2027.
• Investors should be willing to accept the risk of losing up to 60.00% of their principal and the risk that no Contingent
Interest Payment may be made with respect to some or all Review Dates.
• Investors should also be willing to forgo fixed interest payments, in exchange for the opportunity to receive Contingent
Interest Payments.
• The notes are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.
• Payments on the notes are not linked to a basket composed of the Funds. Payments on the notes are linked to the performance of each of the Funds individually, as described below.
• Investors should be knowledgeable about the risks associated with cryptocurrencies and digital assets because the
Funds seek to reflect generally the performance of the prices of bitcoin and ether, respectively, and therefore the notes involve significant risks in investments tracking cryptocurrencies. Bitcoin and ether have historically exhibited high price volatility relative to more traditional asset classes and have experienced extreme volatility in recent periods and may continue to do so, which may increase the volatility of the respective Funds.
• Minimum denominations of $1,000 and integral multiples thereof
• The notes priced on February 26, 2026 and are expected to settle on or about March 3, 2026.
• CUSIP: 46660MXK6
Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Selected Risk Considerations” beginning on page PS-7 of this pricing supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.
Price to Public (1)
Fees and Commissions (2)
Proceeds to Issuer
Per note
$1,000
$35
$965
Total
$1,544,000
$54,040
$1,489,960
(1) See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the notes.
(2) J.P. Morgan Securities LLC, which we refer to as JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions of $35.00 per $1,000 principal amount note it receives from us to other affiliated or unaffiliated dealers. See “Plan of
Distribution (Conflicts of Interest)” in the accompanying product supplement.
The estimated value of the notes, when the terms of the notes were set, was $932.50 per $1,000 principal amount note.
See “The Estimated Value of the Notes” in this pricing supplement for additional information.
The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

PS-1 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Lesser Performing of
the iShares® Bitcoin Trust ETF and the iShares® Ethereum Trust ETF
Key Terms
Issuer: JPMorgan Chase Financial Company LLC, a direct,
wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor: JPMorgan Chase & Co.
Funds: The iShares® Bitcoin Trust ETF (Bloomberg ticker: IBIT)
and the iShares® Ethereum Trust ETF (Bloomberg ticker:
ETHA)
Contingent Interest Payments: If the notes have not been
automatically called and the closing price of one share of each
Fund on any Review Date is greater than or equal to its Interest
Barrier, you will receive on the applicable Interest Payment
Date for each $1,000 principal amount note a Contingent
Interest Payment equal to $10.8333 (equivalent to a Contingent
Interest Rate of 13.00% per annum, payable at a rate of
1.08333% per month).
If the closing price of one share of either Fund on any Review
Date is less than its Interest Barrier, no Contingent Interest
Payment will be made with respect to that Review Date.
Contingent Interest Rate: 13.00% per annum, payable at a
rate of 1.08333% per month
Interest Barrier / Buffer Threshold: With respect to each
Fund, 60.00% of its Initial Value, which is $22.956 for the
iShares® Bitcoin Trust ETF and $9.174 for the iShares®
Ethereum Trust ETF
Buffer Amount: 40.00%
Call Value: With respect to each Fund, 85.00% of its Initial
Value
Pricing Date: February 26, 2026
Original Issue Date (Settlement Date): On or about March 3,
2026
Review Dates*: March 26, 2026, April 27, 2026, May 26, 2026,
June 26, 2026, July 27, 2026, August 26, 2026, September 28,
2026, October 26, 2026, November 27, 2026, December 28,
2026, January 26, 2027, February 26, 2027, March 29, 2027,
April 26, 2027, May 26, 2027, June 28, 2027, July 26, 2027,
August 26, 2027, September 27, 2027, October 26, 2027,
November 26, 2027, December 27, 2027, January 26, 2028,
February 28, 2028, March 27, 2028, April 26, 2028, May 26,
2028, June 26, 2028, July 26, 2028, August 28, 2028,
September 26, 2028, October 26, 2028, November 27, 2028,
December 26, 2028, January 26, 2029, February 26, 2029,
March 26, 2029, April 26, 2029, May 29, 2029, June 26, 2029,
July 26, 2029, August 27, 2029, September 26, 2029, October
26, 2029, November 26, 2029, December 26, 2029, January 28,
2030, February 26, 2030, March 26, 2030, April 26, 2030, May
28, 2030, June 26, 2030, July 26, 2030, August 26, 2030,
September 26, 2030, October 28, 2030, November 26, 2030,
December 26, 2030, January 27, 2031 and February 26, 2031
(final Review Date)
Interest Payment Dates*: March 31, 2026, April 30, 2026, May
29, 2026, July 1, 2026, July 30, 2026, August 31, 2026, October
1, 2026, October 29, 2026, December 2, 2026, December 31,
2026, January 29, 2027, March 3, 2027, April 1, 2027, April 29,
2027, June 1, 2027, July 1, 2027, July 29, 2027, August 31,
2027, September 30, 2027, October 29, 2027, December 1,
2027, December 30, 2027, January 31, 2028, March 2, 2028,
March 30, 2028, May 1, 2028, June 1, 2028, June 29, 2028,
July 31, 2028, August 31, 2028, September 29, 2028, October
31, 2028, November 30, 2028, December 29, 2028, January 31,
2029, March 1, 2029, March 29, 2029, May 1, 2029, June 1,
2029, June 29, 2029, July 31, 2029, August 30, 2029, October
1, 2029, October 31, 2029, November 29, 2029, December 31,
2029, January 31, 2030, March 1, 2030, March 29, 2030, May
1, 2030, May 31, 2030, July 1, 2030, July 31, 2030, August 29,
2030, October 1, 2030, October 31, 2030, December 2, 2030,
December 31, 2030, January 30, 2031 and the Maturity Date
Maturity Date*: March 3, 2031
Call Settlement Date*: If the notes are automatically called on any Review Date (other than the first through eleventh and final
Review Dates), the first Interest Payment Date immediately
following that Review Date
* Subject to postponement in the event of a market
disruption event and as described under “General Terms of
Notes — Postponement of a Determination Date — Notes
Linked to Multiple Underlyings” and “General Terms of
Notes — Postponement of a Payment Date” in the
accompanying product supplement or early acceleration in
the event of a liquidation event as described under
“Supplemental Terms of the Notes — Acceleration Upon a
Liquidation Event” and “Selected Risk Considerations —
Risks Relating to the Notes Generally — We May
Accelerate Your Notes If a Liquidation Event Occurs” in this pricing supplement
Automatic Call:
If the closing price of one share of each Fund on any Review
Date (other than the first through eleventh and final Review
Dates) is greater than or equal to its Call Value, the notes will be automatically called for a cash payment, for each $1,000
principal amount note, equal to (a) $1,000 plus (b) the
Contingent Interest Payment applicable to that Review Date,
payable on the applicable Call Settlement Date. No further
payments will be made on the notes.
Payment at Maturity:
If the notes have not been automatically called and the Final
Value of each Fund is greater than or equal to its Buffer
Threshold, you will receive a cash payment at maturity, for each
$1,000 principal amount note, equal to (a) $1,000 plus (b) the
Contingent Interest Payment applicable to the final Review
Date.
If the notes have not been automatically called and the Final
Value of either Fund is less than its Buffer Threshold, your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + [$1,000 × (Lesser Performing Fund Return + Buffer
Amount)]
If the notes have not been automatically called and the Final
Value of either Fund is less than its Buffer Threshold, you will lose some or most of your principal amount at maturity.
Lesser Performing Fund: The Fund with the Lesser
Performing Fund Return
Lesser Performing Fund Return: The lower of the Fund
Returns of the Funds
Fund Return:
With respect to each Fund,
(Final Value – Initial Value)
Initial Value
Initial Value: With respect to each Fund, the closing price of one share of that Fund on the Pricing Date, which was $38.26 for the iShares® Bitcoin Trust ETF and $15.29 for the iShares®
Ethereum Trust ETF
Final Value: With respect to each Fund, the closing price of one share of that Fund on the final Review Date
Share Adjustment Factor: With respect to each Fund, the
Share Adjustment Factor is referenced in determining the
closing price of one share of that Fund and is set equal to 1.0 on the Pricing Date. The Share Adjustment Factor of each
Fund is subject to adjustment upon the occurrence of certain events affecting that Fund. See “The Underlyings — Funds —
Anti-Dilution Adjustments” in the accompanying product
supplement for further information.

PS-2 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Lesser Performing of
the iShares® Bitcoin Trust ETF and the iShares® Ethereum Trust ETF
Supplemental Terms of the Notes
The notes are not commodity futures contracts or swaps and are not regulated under the Commodity Exchange Act of 1936, as amended (the “Commodity Exchange Act”). The notes are offered pursuant to an exemption from regulation under the
Commodity Exchange Act, commonly known as the hybrid instrument exemption, that is available to securities that have one or more payments indexed to the value, level or rate of one or more commodities, as set out in section 2(f) of that statute. Accordingly, you are not afforded any protection provided by the Commodity Exchange Act or any regulation promulgated by the Commodity Futures
Trading Commission.
Any values of the Funds, and any values derived therefrom, included in this pricing supplement may be corrected, in the event of manifest error or inconsistency, by amendment of this pricing supplement and the corresponding terms of the notes. Notwithstanding anything to the contrary in the indenture governing the notes, that amendment will become effective without consent of the holders of the notes or any other party.
Acceleration Upon a Liquidation Event
Notwithstanding anything to the contrary under “The Underlyings — Funds — Discontinuation of a Fund; Alternate Calculation of
Closing Price and Trading Price” in the accompanying product supplement, if a Fund (or its successor fund (as defined in the accompanying product supplement)) is delisted, liquidated or otherwise terminated (each, a “liquidation event”) and the calculation agent determines, in its sole discretion, that no successor fund is available, we will have the right, but not the obligation, to accelerate the payment on the notes. If we choose to exercise this right, (a) we will provide, or cause the calculation agent to provide, written notice of our election to exercise this right to the trustee, on which notice the trustee may conclusively rely, at its New York office, and to
The Depository Trust Company, or DTC, as holder of the notes, (b) the amount due and payable per note upon early acceleration will be determined by the calculation agent in good faith and in a commercially reasonable manner on the date on which we (or the calculation agent) deliver notice of acceleration and (c) that amount will be payable on the fifth business day following the date on which we (or the calculation agent) deliver notice of acceleration, and the maturity date will be accelerated to that fifth business day. In determining the amount due and payable upon the occurrence of a liquidation event due to delisting of a Fund, the calculation agent will consider the last price published by the relevant exchange before such delisting.
We will provide, or will cause the calculation agent to provide, written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days prior to the date on which payment is due.

PS-3 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Lesser Performing of
the iShares® Bitcoin Trust ETF and the iShares® Ethereum Trust ETF
How the Notes Work
Payments in Connection with the First through Eleventh Review Dates
Payments in Connection with Review Dates (Other than the First through Eleventh and Final Review Dates)
The closing price of one share of each Fund is
greater than or equal to its Interest Barrier.
The closing price of one share of either Fund is less
than its Interest Barrier.
First through Eleventh Review Dates
Compare the closing price of one share of each Fund to its Interest Barrier on each Review Date.
You will receive a Contingent Interest Payment on the
applicable Interest Payment Date.
Proceed to the next Review Date.
No Contingent Interest Payment will be made with respect to
the applicable Review Date.
Proceed to the next Review Date.
The notes will be automatically called on the applicable Call Settlement Date and you will receive (a) $1,000 plus (b) the Contingent Interest Payment applicable to that Review Date.
No further payments will be made on the notes.
Review Dates (Other than the First through Eleventh and Final Review Dates)
Automatic Call
The closing price of one
share of each Fund is
greater than or equal to
its Initial Value.
The closing price of one
share of either Fund is
less than its Initial
Value.
Initial
Value You will receive a Contingent Interest
Payment on the applicable Interest
Payment Date.
Proceed to the next Review Date.
The closing price of one
share of each Fund is
greater than or equal to
its Interest Barrier.
No
Automatic
Call No Contingent Interest Payment will
be made with respect to the
applicable Review Date.
Proceed to the next Review Date.
The closing price of one
share of either Fund is less
than its Interest Barrier.
Compare the closing price of one share of each Fund to its Initial Value and its Interest Barrier on each Review Date until the final Review Date or any earlier automatic call.

PS-4 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Lesser Performing of
the iShares® Bitcoin Trust ETF and the iShares® Ethereum Trust ETF
Payment at Maturity If the Notes Have Not Been Automatically Called
Total Contingent Interest Payments
The table below illustrates the hypothetical total Contingent Interest Payments per $1,000 principal amount note over the term of the notes based on the Contingent Interest Rate of 13.00% per annum, depending on how many Contingent Interest Payments are made prior to automatic call or maturity.
Number of Contingent
Interest Payments
Total Contingent Interest
Payments
60
$650.0000
59
$639.1667
58
$628.3333
57
$617.5000
56
$606.6667
55
$595.8333
54
$585.0000
53
$574.1667
52
$563.3333
51
$552.5000
50
$541.6667
49
$530.8333
48
$520.0000
47
$509.1667
46
$498.3333
45
$487.5000
44
$476.6667
43
$465.8333
42
$455.0000
41
$444.1667
40
$433.3333
Review Dates Preceding the
Final Review Date
You will receive (a) $1,000 plus (b) the
Contingent Interest Payment
applicable to the final Review Date.
The notes are not
automatically called.
Proceed to maturity
Final Review Date Payment at Maturity
The Final Value of each Fund is greater than or
equal to its Buffer Threshold.
You will receive:
$1,000 + [$1,000 ×(Lesser Performing
Fund Return + Buffer Amount)]
Under these circumstances, you will
lose some or most of your principal
amount at maturity.
The Final Value of either Fund is less than its
Buffer Threshold.

PS-5 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Lesser Performing of
the iShares® Bitcoin Trust ETF and the iShares® Ethereum Trust ETF
39
$422.5000
38
$411.6667
37
$400.8333
36
$390.0000
35
$379.1667
34
$368.3333
33
$357.5000
32
$346.6667
31
$335.8333
30
$325.0000
29
$314.1667
28
$303.3333
27
$292.5000
26
$281.6667
25
$270.8333
24
$260.0000
23
$249.1667
22
$238.3333
21
$227.5000
20
$216.6667
19
$205.8333
18
$195.0000
17
$184.1667
16
$173.3333
15
$162.5000
14
$151.6667
13
$140.8333
12
$130.0000
11
$119.1667
10
$108.3333
9
$97.5000
8
$86.6667
7
$75.8333
6
$65.0000
5
$54.1667
4
$43.3333
3
$32.5000
2
$21.6667
1
$10.8333
0
$0.0000

PS-6 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Lesser Performing of
the iShares® Bitcoin Trust ETF and the iShares® Ethereum Trust ETF
Hypothetical Payout Examples
The following examples illustrate payments on the notes linked to two hypothetical Funds, assuming a range of performances for the hypothetical Lesser Performing Fund on the Review Dates. Solely for purposes of this section, the Lesser Performing Fund with respect to each Review Date is the lesser performing of the Funds determined based on the closing price of one share of each
Fund on that Review Date compared with its Initial Value.
The hypothetical payments set forth below assume the following:
• an Initial Value for each Fund of $100.00;
• an Interest Barrier and a Buffer Threshold for each Fund of $60.00 (equal to 60.00% of its hypothetical Initial Value);
• a Buffer Amount of 40.00%;
• a Call Value for each Fund of $85.00 (equal to 85.00% of its hypothetical Initial Value); and
• a Contingent Interest Rate of 13.00% per annum.
The hypothetical Initial Value of each Fund of $100.00 has been chosen for illustrative purposes only and does not represent the actual
Initial Value of either Fund. The actual Initial Value of each Fund is the closing price of one share of that Fund on the Pricing Date and is specified under “Key Terms — Initial Value” in this pricing supplement. For historical data regarding the actual closing prices of one share of each Fund, please see the historical information set forth under “The Funds” in this pricing supplement.
Each hypothetical payment set forth below is for illustrative purposes only and may not be the actual payment applicable to a purchaser of the notes. The numbers appearing in the following examples have been rounded for ease of analysis.
Example 1 — Notes are automatically called on the twelfth Review Date.
Date
Closing Price of One Share of
Lesser Performing Fund
Payment (per $1,000 principal amount note)
First Review Date
$105.00
$10.8333
Second Review Date
$110.00
$10.8333
Third through Eleventh
Review Dates
Greater than Call Value
$10.8333
Twelfth Review Date
$115.00
$1,010.8333
Total Payment
$1,130.00 (13.00% return)
Because the closing price of one share of each Fund on the twelfth Review Date is greater than or equal to its Call Value, the notes will be automatically called for a cash payment, for each $1,000 principal amount note, of $1,010.8333 (or $1,000 plus the Contingent
Interest Payment applicable to the twelfth Review Date), payable on the applicable Call Settlement Date. The notes are not automatically callable before the twelfth Review Date, even though the closing price of one share of each Fund on each of the first through eleventh Review Dates is greater than its Call Value. When added to the Contingent Interest Payments received with respect to the prior Review Dates, the total amount paid, for each $1,000 principal amount note, is $1,130.00. No further payments will be made on the notes.

PS-7 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Lesser Performing of
the iShares® Bitcoin Trust ETF and the iShares® Ethereum Trust ETF
Example 2 — Notes have NOT been automatically called and the Final Value of the Lesser Performing Fund is greater than or equal to its Buffer Threshold.
Date
Closing Price of One Share of
Lesser Performing Fund
Payment (per $1,000 principal amount note)
First Review Date
$95.00
$10.8333
Second Review Date
$85.00
$10.8333
Third through Fifty-Ninth
Review Dates
Less than Interest Barrier
$0
Final Review Date
$80.00
$1,010.8333
Total Payment
$1,032.50 (3.25% return)
Because the notes have not been automatically called and the Final Value of the Lesser Performing Fund is greater than or equal to its
Buffer Threshold, the payment at maturity, for each $1,000 principal amount note, will be $1,010.8333 (or $1,000 plus the Contingent
Interest Payment applicable to the final Review Date). When added to the Contingent Interest Payments received with respect to the prior Review Dates, the total amount paid, for each $1,000 principal amount note, is $1,032.50.
Example 3 — Notes have NOT been automatically called and the Final Value of the Lesser Performing Fund is less than its
Buffer Threshold.
Date
Closing Price of One Share of
Lesser Performing Fund
Payment (per $1,000 principal amount note)
First Review Date
$40.00
$0
Second Review Date
$45.00
$0
Third through Fifty-Ninth
Review Dates
Less than Interest Barrier
$0
Final Review Date
$40.00
$800.00
Total Payment
$800.00 (-20.00% return)
Because the notes have not been automatically called, the Final Value of the Lesser Performing Fund is less than its Buffer Threshold and the Lesser Performing Fund Return is -60.00%, the payment at maturity will be $800.00 per $1,000 principal amount note, calculated as follows:
$1,000 + [$1,000 × (-60.00% + 40.00%)] = $800.00
The hypothetical returns and hypothetical payments on the notes shown above apply only if you hold the notes for their entire term or until automatically called. These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.
Selected Risk Considerations
An investment in the notes involves significant risks. These risks are explained in more detail in the “Risk Factors” sections of the accompanying prospectus supplement and product supplement and in Annex A to the accompanying prospectus addendum.
Risks Relating to the Notes Generally
• YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS —
The notes do not guarantee any return of principal. If the notes have not been automatically called and the Final Value of either
Fund is less than its Buffer Threshold, you will lose 1% of the principal amount of your notes for every 1% that the Final Value of the Lesser Performing Fund is less than its Initial Value by more than 40.00%. Accordingly, under these circumstances, you will lose up to 60.00% of your principal amount at maturity.
• THE NOTES DO NOT GUARANTEE THE PAYMENT OF INTEREST AND MAY NOT PAY ANY INTEREST AT ALL —
If the notes have not been automatically called, we will make a Contingent Interest Payment with respect to a Review Date only if the closing price of one share of each Fund on that Review Date is greater than or equal to its Interest Barrier. If the closing price of one share of either Fund on a Review Date is less than its Interest Barrier, no Contingent Interest Payment will be made with respect to that Review Date. Accordingly, if the closing price of one share of either Fund on each Review Date is less than its
Interest Barrier, you will not receive any interest payments over the term of the notes.

PS-8 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Lesser Performing of
the iShares® Bitcoin Trust ETF and the iShares® Ethereum Trust ETF
• CREDIT RISKS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. —
Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the notes. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.
• AS A FINANCE SUBSIDIARY, JPMORGAN FINANCIAL HAS NO INDEPENDENT OPERATIONS AND HAS LIMITED ASSETS
—
As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase &
Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to
JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan
Chase & Co. to meet our obligations under the notes. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the notes as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the notes, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.
• THE APPRECIATION POTENTIAL OF THE NOTES IS LIMITED TO THE SUM OF ANY CONTINGENT INTEREST PAYMENTS
THAT MAY BE PAID OVER THE TERM OF THE NOTES,
regardless of any appreciation of either Fund, which may be significant. You will not participate in any appreciation of either Fund.
• YOU ARE EXPOSED TO THE RISK OF DECLINE IN THE PRICE OF ONE SHARE OF EACH FUND —
Payments on the notes are not linked to a basket composed of the Funds and are contingent upon the performance of each individual Fund. Poor performance by either of the Funds over the term of the notes may result in the notes not being automatically called on a Review Date, may negatively affect whether you will receive a Contingent Interest Payment on any
Interest Payment Date and your payment at maturity and will not be offset or mitigated by positive performance by the other Fund.
• YOUR PAYMENT AT MATURITY WILL BE DETERMINED BY THE LESSER PERFORMING FUND.
• THE AUTOMATIC CALL FEATURE MAY FORCE A POTENTIAL EARLY EXIT —
If your notes are automatically called, the term of the notes may be reduced to as short as approximately one year and you will not receive any Contingent Interest Payments after the applicable Call Settlement Date. There is no guarantee that you would be able to reinvest the proceeds from an investment in the notes at a comparable return and/or with a comparable interest rate for a similar level of risk. Even in cases where the notes are called before maturity, you are not entitled to any fees and commissions described on the front cover of this pricing supplement.
• YOU WILL NOT HAVE ANY RIGHTS WITH RESPECT TO EITHER FUND OR ITS UNDERLYING ASSET.
• THE RISK OF THE CLOSING PRICE OF ONE SHARE OF A FUND FALLING BELOW ITS INTEREST BARRIER OR BUFFER
THRESHOLD IS GREATER IF THE PRICE OF ONE SHARE OF THAT FUND IS VOLATILE.
• WE MAY ACCELERATE YOUR NOTES IF A LIQUIDATION EVENT OCCURS —
If a liquidation event occurs and the calculation agent determines, in its sole discretion, that no successor fund is available, we may, in our sole and absolute discretion, accelerate the payment on your notes and pay you an amount determined in good faith and in a commercially reasonable manner by the calculation agent. If the payment on your notes is accelerated, your investment may result in a loss and you may not be able to reinvest your money in a comparable investment. For more information, see
“Supplemental Terms of the Notes — Acceleration Upon a Liquidation Event” in this pricing supplement.
• LACK OF LIQUIDITY —
The notes will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes. You may not be able to sell your notes. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.

PS-9 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Lesser Performing of
the iShares® Bitcoin Trust ETF and the iShares® Ethereum Trust ETF
Risks Relating to Conflicts of Interest
• POTENTIAL CONFLICTS —
We and our affiliates play a variety of roles in connection with the notes. In performing these duties, our and JPMorgan Chase &
Co.’s economic interests are potentially adverse to your interests as an investor in the notes. It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement.
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes
• THE ESTIMATED VALUE OF THE NOTES IS LOWER THAN THE ORIGINAL ISSUE PRICE (PRICE TO PUBLIC) OF THE
NOTES —
The estimated value of the notes is only an estimate determined by reference to several factors. The original issue price of the notes exceeds the estimated value of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES DOES NOT REPRESENT FUTURE VALUES OF THE NOTES AND MAY DIFFER
FROM OTHERS’ ESTIMATES —
See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES IS DERIVED BY REFERENCE TO AN INTERNAL FUNDING RATE —
The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “The Estimated Value of the Notes” in this pricing supplement.
• THE VALUE OF THE NOTES AS PUBLISHED BY JPMS (AND WHICH MAY BE REFLECTED ON CUSTOMER ACCOUNT
STATEMENTS) MAY BE HIGHER THAN THE THEN-CURRENT ESTIMATED VALUE OF THE NOTES FOR A LIMITED TIME
PERIOD —
We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period.
See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period.
Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by
JPMS (and which may be shown on your customer account statements).
• SECONDARY MARKET PRICES OF THE NOTES WILL LIKELY BE LOWER THAN THE ORIGINAL ISSUE PRICE OF THE
NOTES —
Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the notes. As a result, the price, if any, at which JPMS will be willing to buy the notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the Maturity Date could result in a substantial loss to you.
• SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS —
The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the prices of one share of the Funds. Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements. This price may be different (higher or

PS-10 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Lesser Performing of
the iShares® Bitcoin Trust ETF and the iShares® Ethereum Trust ETF
lower) than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market. See “Risk
Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement.
Risks Relating to the Funds
• THE FUNDS ARE NOT INVESTMENT COMPANIES OR COMMODITY POOLS AND WILL NOT BE SUBJECT TO
REGULATION UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, OR THE COMMODITY EXCHANGE ACT
—
Accordingly, you will not benefit from any regulatory protections afforded to persons who invest in regulated investment companies or commodity pools.
• THE PERFORMANCE AND MARKET VALUE OF EACH FUND, PARTICULARLY DURING PERIODS OF MARKET
VOLATILITY, MAY NOT CORRELATE WITH THE PERFORMANCE OF THAT FUND’S UNDERLYING ASSET AS WELL AS
THE NET ASSET VALUE PER SHARE —
The iShares® Bitcoin Trust ETF does not fully replicate the performance of bitcoin, which we refer to as the underlying asset with respect to the iShares® Bitcoin Trust ETF, and the iShares® Ethereum Trust ETF does not fully replicate the performance of ether, which we refer to as the underlying asset with respect to the iShares® Ethereum Trust ETF, due to the fees and expenses charged by each Fund or by restrictions on access to its relevant underlying asset due to other circumstances. Additionally, there is a risk that part or all of a Fund’s holdings in its underlying asset could be lost, stolen or destroyed. Access to that Fund’s underlying asset could also be restricted by natural events (such as an earthquake) or human actions (such as a terrorist attack or cyberattack). All of these factors may lead to a lack of correlation between the performance of each Fund and its underlying asset. In addition, because the shares of each Fund are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of each Fund may differ from the net asset value per share of that Fund.
During periods of market volatility, a Fund’s underlying asset may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of that Fund and the liquidity of that Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of a
Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of a Fund. As a result, under these circumstances, the market value of shares of a Fund may vary substantially from the net asset value per share of that Fund. For all of the foregoing reasons, the performance of each Fund may not correlate with the performance of its underlying asset as well as the net asset value per share of that Fund, which could materially and adversely affect the value of the notes in the secondary market and/or reduce any payment on the notes.
• VOLATILITY RISK —
Greater expected volatility with respect to each Fund indicates a greater likelihood as of the Pricing Date that the closing price of one share of that Fund on any Review Date could be less than its Interest Barrier or that the Final Value of that Fund could be less than its Buffer Threshold if the notes have not been automatically called. Each Fund’s volatility, however, can change significantly over the term of the notes. The closing price of one share of each Fund could fall sharply during the term of the notes, which could result in you losing one or more, or all, of the Contingent Interest Payments or some or most of your principal amount at maturity.
In addition, because each Fund is linked to a single asset, not a diverse basket or a broad-based index, the notes carry greater risk and may be more volatile than securities linked to the values of a diverse basket or a broad-based index. Furthermore, bitcoin and ether have historically exhibited high price volatility relative to more traditional asset classes and have experienced extreme volatility in recent periods and may continue to do so, which may increase the volatility of the respective Funds.
• THE NOTES ARE SUBJECT TO RISKS RELATING TO BITCOIN AND ETHER AND THE BITCOIN NETWORK AND
ETHEREUM NETWORK —
The iShares® Bitcoin Trust ETF and the iShares® Ethereum Trust ETF offer exposure to bitcoin and ether, respectively. Bitcoin and ether are digital assets designed to act as a medium of exchange and do not represent legal tender. Use of bitcoin and ether in the retail and commercial marketplace is relatively limited. Bitcoin and ether generally operate without central authority or banks and are not backed by any government or organized governing body. Digital assets such as bitcoin and ether are new and novel products, and their value is influenced by a wide variety of factors that are uncertain and difficult to evaluate. Information about bitcoin and ether holdings is limited, as ownership of bitcoin and ether is semi-anonymous and the supply of accessible bitcoin and ether is unknown.
Bitcoin and ether are an emerging asset class, and regulation in the United States is still developing, including with respect to market integrity, anti-fraud, anti-manipulation, cybersecurity, surveillance and anti-money laundering. Federal, state and/or foreign governments may restrict the use and exchange of bitcoin or ether and any such regulatory actions may adversely affect the value

PS-11 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Lesser Performing of
the iShares® Bitcoin Trust ETF and the iShares® Ethereum Trust ETF
of bitcoin or ether. Bitcoin and ether and bitcoin network and ethereum network face significant challenges to scaling. Bitcoin and ether have been and may continue to be subject to extreme market volatility.
Competition from other digital assets or so-called “central bank digital currencies” could adversely affect the value of bitcoin or ether. Political or economic crises may motivate large-scale sales of bitcoin or ether, which could result in a reduction in the prices of bitcoin or ether and adversely affect an investment in the notes. Concerns about the perceived or actual environmental or other risks associated with, or bad publicity regarding, bitcoin or ether may lead to decreased participation in the bitcoin network or ethereum network, as applicable, or decreased interest in or use of bitcoin or ether, as applicable, which could adversely affect the value of bitcoin or either and therefore the value of and return on the notes. The value of bitcoin or ether may fall sharply, and potentially to zero, causing you to lose some or most of your principal amount at maturity. If bitcoin or ether continues to be subject to sharp fluctuations, the relevant Fund and the notes may be adversely affected.
The value of bitcoin or ether could be adversely affected by the actions of bitcoin miners and ether validators respectively. Your investment in the notes could also be adversely affected by a temporary or permanent “fork” (or “split”) of the bitcoin network or ethereum network and the blockchain, with one version running pre-modified software and the other running modified software.
Even when held indirectly, investment vehicles like the Funds may be affected by the high volatility associated with bitcoin or ether exposure, as applicable. Bitcoin and ether are susceptible to theft, loss, destruction and fraud.
Bitcoin and ether exchanges and other trading venues on which bitcoin and ether trade are also relatively new and, in most cases, largely unregulated and may therefore be more exposed to operational problems, fraud and failure than established, regulated exchanges for securities, derivatives and other currencies. Bitcoin and ether exchanges may stop operating or permanently shut down due to fraud, technical glitches, internet disruptions, hackers or malware (e.g., intentional network attacks), which may also affect the prices of bitcoin and ether. Events that negatively affect bitcoin or ether may negatively affect the performance of the relevant Fund and the notes.
Ether trading relies on new technologies that may be exposed to operational problems. For example, smart contracts, including those relating to decentralized finance applications, are a new technology and their ongoing development and operation may result in problems, which could reduce the demand for ether or cause a wider loss of confidence in the ethereum network, either of which could have an adverse impact on the value of ether.
• LIMITED TRADING HISTORY —
The iShares® Bitcoin Trust ETF commenced trading on The Nasdaq Stock Market on January 11, 2024 and the iShares® Ethereum
Trust ETF commenced trading on The Nasdaq Stock Market on July 23, 2024 and therefore each has limited historical performance. Accordingly, historical information for each of these Funds is available only since the applicable date above. Past performance should not be considered indicative of future performance.
• THE ANTI-DILUTION PROTECTION FOR THE FUNDS IS LIMITED —
The calculation agent will make adjustments to the Share Adjustment Factor for each Fund for certain events affecting the shares of that Fund. However, the calculation agent will not make an adjustment in response to all events that could affect the shares of the Funds. If an event occurs that does not require the calculation agent to make an adjustment, the value of the notes may be materially and adversely affected.

PS-12 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Lesser Performing of
the iShares® Bitcoin Trust ETF and the iShares® Ethereum Trust ETF
The Funds
The iShares® Bitcoin Trust ETF is an exchange-traded fund that seeks to reflect generally the performance of the price of bitcoin before the payment of its expenses and liabilities. The assets of the iShares® Bitcoin Trust ETF consist primarily of bitcoin held by the bitcoin custodian on behalf of the iShares® Bitcoin Trust ETF. For additional information about the iShares® Bitcoin Trust ETF, see Annex A below.
The iShares® Ethereum Trust ETF is an exchange-traded fund that seeks to reflect generally the performance of the price of ether before the payment of its expenses and liabilities. The assets of the iShares® Ethereum Trust ETF consist primarily of ether held by the ether custodian on behalf of the iShares® Ethereum Trust ETF. For additional information about the iShares® Ethereum Trust ETF, see
Annex B below.
Historical Information
The following graphs set forth (i) the historical performance of the iShares® Bitcoin Trust ETF based on the weekly historical closing prices of one share of that Fund from January 12, 2024 through February 20, 2026 and (ii) the historical performance of the iShares®
Ethereum Trust ETF based on the weekly historical closing prices of one share of that Fund from July 26, 2024 through February 20,
2026. The iShares® Bitcoin Trust ETF commenced trading on The Nasdaq Stock Market on January 11, 2024 and the iShares®
Ethereum Trust ETF commenced trading on The Nasdaq Stock Market on July 23, 2024 and therefore each has limited historical performance. The closing price of one share of the iShares® Bitcoin Trust ETF on February 26, 2026 was $38.26. The closing price of one share of the iShares® Ethereum Trust ETF on February 26, 2026 was $15.29. We obtained the closing prices above and below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices above and below may have been adjusted by Bloomberg for actions taken by the Funds, such as stock splits.
The historical closing prices of one share of each Fund should not be taken as an indication of future performance, and no assurance can be given as to the closing price of one share of either Fund on any Review Date. There can be no assurance that the performance of the Funds will result in the return of any of your principal amount in excess of $400.00 per $1,000 principal amount note, subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., or the payment of any interest.

PS-13 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Lesser Performing of
the iShares® Bitcoin Trust ETF and the iShares® Ethereum Trust ETF
Tax Treatment
You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-I. In determining our reporting responsibilities we intend to treat (i) the notes for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any Contingent Interest Payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes
Treated as Prepaid Forward Contracts with Associated Contingent Coupons” in the accompanying product supplement. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the notes could be materially affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the notes, possibly with retroactive effect. The discussions above and in the accompanying product supplement do not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the
Code. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by the notice described above.
Non-U.S. Holders — Tax Considerations. The U.S. federal income tax treatment of Contingent Interest Payments is uncertain, and although we believe it is reasonable to take a position that Contingent Interest Payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), it is expected that withholding agents will (and we, if we are the withholding agent, intend to)
withhold on any Contingent Interest Payment paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the notes must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the notes, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.
In the event of any withholding on the notes, we will not be required to pay any additional amounts with respect to amounts so withheld.
The Estimated Value of the Notes
The estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The estimated value of the notes does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied

PS-14 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Lesser Performing of
the iShares® Bitcoin Trust ETF and the iShares® Ethereum Trust ETF
funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and
Secondary Market Prices of the Notes — The Estimated Value of the Notes Is Derived by Reference to an Internal Funding Rate” in this pricing supplement.
The value of the derivative or derivatives underlying the economic terms of the notes is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time.
The estimated value of the notes does not represent future values of the notes and may differ from others’ estimates. Different pricing models and assumptions could provide valuations for the notes that are greater than or less than the estimated value of the notes. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our or
JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions.
The estimated value of the notes is lower than the original issue price of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the notes may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See
“Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Estimated
Value of the Notes Is Lower Than the Original Issue Price (Price to Public) of the Notes” in this pricing supplement.
Secondary Market Prices of the Notes
For information about factors that will impact any secondary market prices of the notes, see “Risk Factors — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by
JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. This initial predetermined time period is intended to be the shorter of six months and one-half of the stated term of the notes. The length of any such initial period reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the notes and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices
of the Notes — The Value of the Notes as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May
Be Higher Than the Then-Current Estimated Value of the Notes for a Limited Time Period” in this pricing supplement.
Supplemental Use of Proceeds
The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “How the Notes Work” and “Hypothetical Payout Examples” in this pricing supplement for an illustration of the risk-return profile of the notes and “The Funds” in this pricing supplement for a description of the market exposure provided by the notes.
The original issue price of the notes is equal to the estimated value of the notes plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes.

PS-15 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Lesser Performing of
the iShares® Bitcoin Trust ETF and the iShares® Ethereum Trust ETF
Validity of the Notes and the Guarantee
In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the notes offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such notes (the “master note”), and such notes have been delivered against payment as contemplated herein, such notes will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee.
This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State
of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2023, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24,
2023.
Additional Terms Specific to the Notes
You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these notes are a part, the accompanying prospectus addendum and the more detailed information contained in the accompanying product supplement. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
• Product supplement no. 4-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf
• Prospectus supplement and prospectus, each dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf
• Prospectus addendum dated June 3, 2024:
http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm
Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.

PS-16 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Lesser Performing of
the iShares® Bitcoin Trust ETF and the iShares® Ethereum Trust ETF
Annex A
The iShares® Bitcoin Trust ETF
All information contained in this pricing supplement regarding the iShares® Bitcoin Trust ETF (the “IBIT Fund”) has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, the sponsor of the IBIT Fund, iShares Delaware Trust Sponsor LLC (“iShares Delaware”), an indirect subsidiary of BlackRock, Inc.
BlackRock Fund Advisors, a California corporation that is a wholly-owned subsidiary of BlackRock, Inc., is the trustee of the IBIT Fund.
The Bank of New York Mellon is the cash custodian of the IBIT Fund and Coinbase Custody Trust Company, LLC is the bitcoin custodian of the IBIT Fund. The IBIT Fund is an investment trust that trades on The Nasdaq Stock Market under the ticker symbol
“IBIT.”
The IBIT Fund seeks to reflect generally the performance of the price of bitcoin before the payment of its expenses and liabilities. The assets of the IBIT Fund consist primarily of bitcoin held by the bitcoin custodian on behalf of the IBIT Fund. The IBIT Fund issues blocks of shares in exchange for deposits of bitcoin and distributes bitcoin in connection with the redemption of blocks of shares. The shares of the IBIT Fund are intended to constitute a simple and cost-effective means of making an investment similar to an investment in bitcoin. The shares of the IBIT Fund represent units of fractional undivided beneficial interest in and ownership of the IBIT Fund. The
IBIT Fund is a passive investment vehicle that does not seek to generate returns beyond tracking the price of bitcoin and the sponsor of the IBIT Fund does not actively manage the bitcoin held by the IBIT Fund. The trustee of the IBIT Fund sells bitcoin held by the IBIT
Fund to pay the IBIT Fund’s expenses on an as-needed basis irrespective of then-current bitcoin prices.
Currently, the IBIT Fund’s only ordinary recurring expense is expected to be iShares Delaware’s fee, which is accrued daily at an annualized rate equal to 0.25% of the net asset value of the IBIT Fund and is payable at least quarterly in arrears. The trustee of the
IBIT Fund will, when directed by iShares Delaware, and, in the absence of such direction, may, in its discretion, sell bitcoin in such quantity and at such times as may be necessary to permit payment of iShares Delaware’s fee and of expenses or liabilities of the IBIT
Fund not assumed by iShares Delaware. As a result of the recurring sales of bitcoin necessary to pay the IBIT Fund sponsor’s fee and the IBIT Fund expenses or liabilities not assumed by the IBIT Fund sponsor, the net asset value of the IBIT Fund and, correspondingly, the fractional amount of bitcoin represented by each share will decrease over the life of the IBIT Fund. New deposits of bitcoin, received in exchange for additional new issuances of shares by the IBIT Fund, do not reverse this trend.
Information provided to or filed with the SEC by the IBIT Fund pursuant to the Securities Act of 1933, as amended, and the Securities
Exchange Act of 1934, as amended, can be located by reference to SEC file numbers 333-272680 and 001-41914, respectively, through the SEC’s website at http://www.sec.gov. The IBIT Fund is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder. The IBIT Fund is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended, and is not subject to regulation thereunder, and
iShares Delaware is not subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator or a commodity trading advisor.
Bitcoin
Bitcoin is a digital asset the ownership and behavior of which are determined by participants in an online, peer-to-peer network that connects computers that run publicly accessible, or “open source,” software that follows the rules and procedures governing the bitcoin network, commonly referred to as the bitcoin protocol. The value of bitcoin, like the value of other digital assets, is not backed by any government, corporation or other identified body. Ownership and the ability to transfer or take other actions with respect to bitcoin are protected through public-key cryptography. The supply of bitcoin is constrained or formulated by its protocol instead of being explicitly delegated to an identified body (e.g., a central bank) to control. Units of bitcoin, called tokens, are treated as fungible. Bitcoin and certain other types of digital assets are often referred to as digital currencies or cryptocurrencies. No single entity owns or operates the bitcoin network, the infrastructure of which is collectively maintained by (1) a decentralized group of participants who run computer software that results in the recording and validation of transactions (commonly referred to as “miners”), (2) developers who propose improvements to the bitcoin protocol and the software that enforces the protocol and (3) users who choose what bitcoin software to run.
Bitcoin was released in 2009 and, as a result, there is little data on its long-term investment potential. Bitcoin is not backed by a government-issued legal tender or any other currency or asset. Bitcoin is “stored” or reflected on a digital transaction ledger commonly known as a “blockchain.” A blockchain is a type of shared and continually reconciled database, stored in a decentralized manner on the computers of certain users of the digital asset. Bitcoin is created by “mining.” Mining involves miners using a sophisticated computer program to repeatedly solve very complex mathematical problems on specialized computer hardware. Miners can be bitcoin enthusiasts but increasingly are professional mining operations that design and build dedicated machines and data centers as the computing power required to solve the problem continues to increase significantly.

PS-17 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Lesser Performing of
the iShares® Bitcoin Trust ETF and the iShares® Ethereum Trust ETF
Annex B
The iShares® Ethereum Trust ETF
All information contained in this pricing supplement regarding the iShares® Ethereum Trust ETF (the “ETHA Fund”) has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, the sponsor of the ETHA Fund, iShares Delaware Trust Sponsor LLC (“iShares Delaware”), an indirect subsidiary of BlackRock, Inc.
BlackRock Fund Advisors, a California corporation that is a wholly-owned subsidiary of BlackRock, Inc., is the trustee of the ETHA
Fund. The Bank of New York Mellon is the cash custodian of the ETHA Fund and Coinbase Custody Trust Company, LLC is the ether custodian of the ETHA Fund. The ETHA Fund is an investment trust that trades on The Nasdaq Stock Market under the ticker symbol
“ETHA.”
The ETHA Fund seeks to reflect generally the performance of the price of ether before the payment of its expenses and liabilities. The assets of the ETHA Fund consist primarily of ether held by the ether custodian on behalf of the ETHA Fund. The ETHA Fund issues blocks of shares in exchange for deposits of ether or cash. The shares of the ETHA Fund are intended to constitute a simple and cost-
effective means of making an investment similar to an investment in ether. The shares of the ETHA Fund represent units of fractional undivided beneficial interest in and ownership of the ETHA Fund. The ETHA Fund is a passive investment vehicle that does not seek to generate returns beyond tracking the price of ether and the sponsor of the ETHA Fund does not actively manage the ether held by the ETHA Fund. The trustee of the ETHA Fund sells ether held by the ETHA Fund to pay the ETHA Fund’s expenses on an as-needed basis irrespective of then-current ether prices.
Currently, the ETHA Fund’s only ordinary recurring expense is expected to be iShares Delaware’s fee, which is accrued daily at an annualized rate equal to 0.25% of the net asset value of the ETHA Fund and is payable at least quarterly in arrears. The trustee of the
ETHA Fund will, when directed by iShares Delaware, and, in the absence of such direction, may, in its discretion, sell ether in such quantity and at such times as may be necessary to permit payment of iShares Delaware’s fee and of expenses or liabilities of the ETHA
Fund not assumed by iShares Delaware. As a result of the recurring sales of ether necessary to pay the ETHA Fund sponsor’s fee and the ETHA Fund expenses or liabilities not assumed by the ETHA Fund sponsor, the net asset value of the ETHA Fund and, correspondingly, the fractional amount of ether represented by each share will decrease over the life of the ETHA Fund. New deposits of ether, received in exchange for additional new issuances of shares by the ETHA Fund, do not reverse this trend.
Information provided to or filed with the SEC by the ETHA Fund pursuant to the Securities Act of 1933, as amended, and the Securities
Exchange Act of 1934, as amended, can be located by reference to SEC file numbers 333-275583 and 001-42166, respectively, through the SEC’s website at http://www.sec.gov. The ETHA Fund is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder. The ETHA Fund is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended, and is not subject to regulation thereunder, and
iShares Delaware is not subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator or a commodity trading advisor.
Ether
Ether is a digital asset, the ownership and behavior of which are determined by participants in an online, peer-to-peer network that connects computers that run publicly accessible, or “open source,” software that follows the rules and procedures governing the ethereum network. The value of ether, like the value of other digital assets, is not backed by any government, corporation or other identified body. Ownership and the ability to transfer or take other actions with respect to ether are protected through public-key cryptography. The supply of ether is constrained or formulated by its protocol instead of being explicitly delegated to an identified body
(e.g., a central bank) to control. Unlike certain digital assets, such as bitcoin, there is no hard cap on the supply of ether. Units of ether, called tokens, are treated as fungible. Ether and certain other types of digital assets are often referred to as digital currencies or cryptocurrencies. No single entity owns or operates the ethereum network, the infrastructure of which is collectively maintained by (1) a decentralized group of participants who run computer software that results in the recording and validation of transactions (commonly referred to as “validators”), (2) developers who propose improvements to the ethereum network’s underlying protocol and the software that enforces the protocol and (3) users who choose what ethereum network software to run.
Ether was released in 2015 and, as a result, there is little data on its long-term investment potential. Ether is not backed by a government-issued legal tender or any other currency or asset. Ether is “stored” or reflected on a digital transaction ledger commonly known as a “blockchain.” A blockchain is a type of shared and continually reconciled database, stored in a decentralized manner on the computers of certain users of the digital asset. The ethereum network has undergone a number of significant changes since its release, including the transition from a proof-of-work consensus mechanism (where network participants engaged in prescribed, complex mathematical calculations to add blocks containing transactions to the blockchain) to a proof-of-stake consensus mechanism.
Under the proof-of-stake consensus mechanism, validators risk or “stake” their ether to compete to be randomly selected to validate transactions and are rewarded ether in proportion to the amount of ether staked. Malicious activity, such as validating multiple blocks,

PS-18 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Lesser Performing of
the iShares® Bitcoin Trust ETF and the iShares® Ethereum Trust ETF
disagreeing with the eventual consensus or otherwise violating protocol rules, can result in the forfeiture of a portion of the staked ether.
The ETHA Fund is not permitted to stake its ether and is therefore not generating income or other earnings from staking. To the extent the ETHA Fund were to begin staking its ether, such staking may introduce new risks involving security risks, regulatory risks and operational risks.